Exhibit 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL

PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING

INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR

RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY

NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

LEASEHOLD DEED OF TRUST

SECURITY AGREEMENT - FINANCING STATEMENT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

As of the 14th day of April, 2008, VCG Holding Corp. (hereinafter, whether one or more, jointly and severally called “Grantor”), whose mailing address is 390 Union Boulevard, Suite 540, Lakewood. Colorado 80228, in consideration of the debt and trust hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Charles F. Baum, Trustee, the Grantor’s leasehold interest and building on the following described property (all of which is sometimes referred to collectively herein as the “Property”):

Part I:

See Exhibit “A” attached hereto and made a part hereof.

(i) and all buildings and improvements now or hereafter situated thereon inclusive of all goods which are or are to become fixtures, now or hereafter located in and about such improvements, including, without limitation, all heating, air conditioning, ventilating, plumbing, electrical fixtures and wiring, replacements thereof and additions thereto, all of which Grantor represents and agrees are or will be a part of and affixed to said land;

Part II:

(ii) all personal property owned by Grantor located or to be located on the above described real property including, without limitations, all furniture, furnishings, equipment, appliances and all other personal property of every kind and description except for the computer equipment and software; and

(iii) all proceeds of the above.

TO HAVE AND TO HOLD the Property, together with the rights, privileges, and appurtenances thereto, unto the said Trustee, and to his substitutes or successors forever. And Grantor does hereby bind itself, and Grantor’s successors and assigns to warrant and forever defend the Property unto the said Trustee, his substitutes or successors and assigns forever, against the claim or claims of all persons claiming or to claim the Property or any part thereof.

EXHIBIT 1ST A-C

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This conveyance, however, is made in TRUST to secure payment of the indebtedness evidenced by that certain promissory note (the “Note”) of even date herewith, incorporated herein by this reference, executed by Grantor and payable to the order of Bryan S. Foster. whose mailing address is 2696 Botticelli Drive. Henderson, NV 89052 (hereinafter called “Beneficiary”, which definition shall include any holder of the indebtedness) in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), bearing interest as therein specified, containing an attorneys fee clause, and with interest and principal being payable as therein specified.

If Grantor performs all of the covenants and agreements herein contained, and if Grantor makes prompt payment of all indebtedness secured hereby as the same shall become due and payable, then this conveyance shall become null and void and of no further force and effect, and this Deed of Trust shall be released, at the expense of Grantor, by the Beneficiary.

Grantor covenants and agrees as follows:

1. Title. That it is lawfully seized of the Property, and has the right to convey the same, and that the Property is free from all liens and encumbrances, except as provided in that certain Commitment for Title Insurance dated March 12, 2008 by United Title, File No. 0776 123229LM.

2. Taxes, Assessments. To protect the title and possession of the Property, and to pay when due all taxes and assessments now existing or hereafter levied or assessed upon the Property or levied or assessed on the interest therein created by this Deed of Trust, and to deliver to Beneficiary on or before thirty (30) days prior to the date such taxes become delinquent, validated receipts evidencing payment of all such taxes, and to preserve and maintain the lien hereby created as a first and prior lien, except as hereinafter provided, on the Property, including any improvements hereafter made a part of the realty.

3. Maintenance. To keep the improvements on the Property in good repair and condition, and not to permit or commit any waste thereof, and to keep all buildings and other improvements occupied so as not to impair the insurance carried thereon.

4. Minerals. To not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof and agree to defend, indemnify, save and hold Beneficiary, its officers, agents, servants, employees, successors and assigns harmless from any and all claims, liabilities, losses or expenses which may be incurred by Beneficiary, and any and all other expenses or losses, either direct or consequential, which are attributable, or alleged in any way to be attributable, to the development and exploitation of mineral rights in, on or around the Property by Grantor or any other party.

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5. Insurance. (a) To procure and maintain, and pay all premiums, fees and charges for the purpose of procuring and maintaining continuously throughout the Term: (i) insurance on the improvements (including building and fixtures on the Premises) against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk fire and extended coverage (but not including flood or earthquake coverage), vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof; and (ii) general liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000.00) for any bodily injury or property damage, with a deductible that is consistent with Beneficiary’s insurance practices. Grantor may procure and maintain general liability insurance. All property, casualty and other policies of insurance referred to in this Lease shall include the other party, as their interest may appear, as additional insureds, shall insure such party against liability arising out of the other party’s negligence or, to the extent typically covered by a standard policy of commercial general liability insurance, the negligence of any other person, firm or corporation and contain a contractual liability endorsement for liabilities assumed by the other party under this Lease. All policies procured hereunder shall be on standard policy forms issued by insurers of recognized responsibility, rated APlusXII or better by Best’s Insurance Rating Service, qualified to do business in Texas. A certificate of such insurance shall be delivered to the other party prior to the Lease Commencement Date and thereafter not less than fifteen (15) days after the expiration thereof and shall provide that such policy may not be cancelled or modified except upon not less than thirty (30) days written notice to the other. Any insurance required or permitted to be carried pursuant to this paragraph may be carried under a policy or policies covering other liabilities and locations of Grantor or Beneficiary; provided, however, that such policy or policies shall apply to the property required to be insured as set forth above and, with respect to Beneficiary, in an amount not less than the amount of insurance required to be carried by Beneficiary.

(b) In the event of loss covered by the Insurance, the proceeds shall first be used to restore the Property, if the Grantor so elects, any such proceeds in excess of the restoration cost shall be applied to the Note. The funds shall be paid into an account controlled by the Trustee who shall pay out such funds as set forth in this Section 5.

6. Performance by Beneficiary. That, in the event Grantor shall fail to keep the improvements on the Property hereby conveyed in good repair and condition, or to pay promptly when due all taxes and assessments as aforesaid, or to preserve the prior lien of this Deed of Trust on the Property, or to keep the buildings and improvements insured as aforesaid, or to deliver the policy or policies of insurance, or the renewal or renewals thereof, to Beneficiary as aforesaid, or to perform any other covenants of this Deed of Trust concerning the Property, then Beneficiary may, at its option, but without being required to do so, make such repairs, pay such taxes and assessments, purchase any tax title thereon, remove any prior liens, and prosecute or defend any suits in relation to the preservation of the prior lien of this Deed of Trust on the Property, or insure and keep insured the improvements thereon in an amount not to exceed that above stipulated; and any sums which may be so paid out by Beneficiary, and all sums paid for insurance premiums as aforesaid, including the costs, expenses and attorneys fees paid in any suit affecting the Property, shall bear interest from the dates of such payments at the rate stated in the Note, and shall be paid

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by Grantor to Beneficiary upon demand, at the same place at which the Note is payable, and shall be deemed a part of the debt hereby secured and recoverable as such in all respects.

7. Default, Foreclosure. Upon the occurrence of any one or more of the following events (individually a “Default” and collectively, “Defaults”):

(a) the failure of Grantor to pay any sum of money in accordance with the Note or any part thereof; as it becomes due and payable, whether at the scheduled due date thereof or when accelerated pursuant to any power to accelerate, or otherwise; or

(b) the failure of Grantor to punctually and properly perform, observe or comply with any covenant, agreement, undertaking or condition contained herein, or in the Note, or any renewal, modification, rearrangement, amendment or extension thereof; or in any documents evidencing, securing or executed in connection with the Note (the “Loan Documents”) (other than covenants to pay any sum of money in accordance with the Note); or

(c) a default under and pursuant to any Ground Lease Agreement between Grantor and Beneficiary of even date herewith which covers or affects any part of the Property; or

(d) the execution by Grantor of an assignment for the benefit of creditors or the admission in writing by Grantor of Grantor’s inability to pay, or Grantor’s failure to pay, debts generally as the debts become due; or

(e) the levy against the Property or any part thereof; of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; or

(f) the appointment of a receiver, trustee or custodian of Grantor, or of the Property or any part thereof; which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; or

(g) the filing by Grantor as a debtor of a petition, case, proceeding or other action pursuant to, or the voluntary seeking of the benefit or benefits of, Title 11 of the United States Code, as now or hereafter in effect, or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, or composition or extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein referred to as “Debtor Relief Laws”), or the taking of any action in furtherance thereof; or

(h) the filing by Grantor of either a petition, complaint, answer or other instrument which seeks to effect a suspension of; or which has the effect of suspending any of

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the rights or powers of Beneficiary or Trustee granted in the Note, herein or in any Loan Document; or

(i) the filing of a petition, case, proceeding or other action against Grantor as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of Grantor or of the Property, or any part thereof; or of any significant portion of Grantors other property, and (i) Grantor admits, acquiesces in or fails to contest diligently the material allegations thereof; or (ii) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Grantor, or (iii) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days next following the date of filing; or

(j) abandonment by Grantor of all or any portion of the Property; or

(k) dissolution or liquidation of the Grantor or termination or forfeiture of Grantor’s right to do business, or, if Grantor is an individual, the death of Grantor; or

(1) the failure of Grantor to immediately pay any final money judgment against Grantor; or

(m) the occurrence of any event referred to in Subsections (d), (f), (g), (h), (i). (k) and (l) above with respect to any guarantor or other person or entity obligated in any manner to pay or perform the Note or any part thereof (as if such guarantor or other person or entity were “Grantor” in such Subsections),

Beneficiary may elect, after the giving of any required notice and expiration of any applicable cure period set forth in any of the Loan Documents evidencing the Loan secured hereby, Grantor hereby expressly waiving any notice of intent to accelerate maturity of the indebtedness, protest and notice of protest, presentment and demand for payment, to declare the entire principal indebtedness hereby secured, with all interest accrued thereon and all other sums hereby secured, immediately due and payable; and in the event of default in the payment of said indebtedness when due or declared due, it shall thereupon, or at any time thereafter, be the duty of the Trustee, or his successor or substitute as hereinafter provided, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this trust; and after advertising the time, place and terms of the sale of the above the Property then subject to the lien hereof; and after mailing and filing notices as required by Section 51.002, Texas Property Code, as then amended, and after otherwise complying with that statute, the Trustee shall sell the Property then subject to the lien hereof; at public auction in accordance with such notices, on the first Tuesday in any month between the hours of ten o’clock A.M. and four o’clock P.M., to the highest bidder for cash; selling all of the Property as an entirety or in such parcels as the Trustee acting may elect; and make due conveyance to the purchaser or purchasers, with general warranty binding Grantor, and Grantor’s successors and assigns; and out of the money arising from such sale, the Trustee acting shall first pay all the expenses of advertising the sale and making the conveyance, including a reasonable commission to the Trustee, which commission shall be due and owing in addition to the attorneys’ fees provided for in the Note, and

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then pay to Beneficiary the full amount of principal, interest, attorney’s fees and other charges due and unpaid on the Note and all other indebtedness secured hereby, and then rendering the balance of the sales price, if any, to Grantor, and Grantor’s successors or assigns; and the recitals in the conveyance to the Purchaser or Purchasers shall be full and conclusive evidence of the truth of the matters therein stated, and all prerequisites to said sale shall be presumed to have been performed and such sale and conveyance shall be conclusive against Grantor, and Grantor’s successors and assigns.

8. Abandonment, Dismissal. It is agreed that, in the event a foreclosure hereunder is commenced by the Trustee, or his substitute or successor, Beneficiary may, at any time before the sale of the Property direct the said Trustee to abandon the sale, and may then institute suit, for the collection of the Note and for the judicial foreclosure of this Deed of Trust lien. It is further agreed that, if Beneficiary institutes a suit for the collection thereof and for a judicial foreclosure of this Deed of Trust lien, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same and require the Trustee, his substitute or successor, to sell the Property in accordance with the provisions of this Deed of Trust.

9. Right to Purchase. Beneficiary, if it is the highest bidder, shall have the right to purchase at any sale of the Property, and to have the amount for which such Property is sold credited on the debt then owing.

10. Substitute Trustee. Beneficiary in any event is hereby authorized to appoint a substitute trustee, or a successor trustee, to act instead of the Trustee named herein, without other formality than the designation in writing of a substitute or successor trustee; and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness hereby secured has been paid in full, or until the Property is sold hereunder; and each substitute and successor trustee shall succeed to all of the rights and powers of the original trustee named herein.

11. Possession. In the event any sale is made of the Property, or any portion thereof, under the terms of this Deed of Trust, Grantor, and Grantor’s successors and assigns, shall forthwith upon the making of such sale surrender and deliver possession of the Property so sold to the Purchaser at such sale, and, in the event of their failure to do so, they shall thereupon from and after the making of such sale be and continue as Beneficiaries at will of such Purchaser; and in the event of their failure to surrender possession of the Property upon demand, the Purchaser, and Purchaser’s successors or assigns, shall be entitled to institute and maintain an action for forcible detainer of the Property in the Justice of the Peace Court in the Justice Precinct in which such Property, or any part thereof, is situated.

12. Prior Liens. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character, whether vendor’s, materialmen’s or mechanic’s lien, hereafter created against the Property; and in the event the proceeds of the indebtedness secured hereby as set forth herein are used to pay off and satisi5’ any liens heretofore existing on the Property, then Beneficiary is, and shall be, subrogated to all of the rights, liens and remedies of the holders of the indebtedness so paid.

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13. Assignment of Leases and Rents.

(a) Grantor hereby assigns to Beneficiary all existing and future leases, including, without limitation, all subleases thereof and any and all extensions, renewals. modifications and replacements thereof, upon any part of the Property (collectively, the “Leases”) Grantor hereby further assigns to Beneficiary all guaranties of Beneficiaries’ performance under the Leases. Prior to a Default, Grantor shall have the right, without joinder of Beneficiary, to enforce the Leases, unless Beneficiary directs otherwise.

(b) Grantor does hereby absolutely and unconditionally assign, transfer and set over to Beneficiary all rents, income, receipts, revenues, issues, profits and proceeds to be derived from the Property, including, without limitation, the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other sums of money that may now or at any time hereafter become due and payable to Grantor under the terms of any leases now or hereafter covering the Property, or any part thereof, including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following a Default, all proceeds payable under any policy of insurance covering the loss of rents resulting from untenantability caused by destruction or damage to the Property, and all of Grantor’s rights to recover monetary amounts from any Beneficiary in bankruptcy, including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law, together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Property or any part thereof (collectively, the “Rents”); and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property; subject however to a license hereby granted by Beneficiary to Grantor to collect and receive all of the foregoing (such license evidenced by Beneficiary’s acceptance of this Deed of Trust), subject to the terms and conditions hereof. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the assignment in this Paragraph is an absolute, unconditional and presently effective assignment and not merely a security interest; provided, however, upon the occurrence of a Default hereunder or upon the occurrence of any event or circumstance which with the lapse of time or the giving of notice or both would constitute a Default hereunder, such license shall automatically and immediately terminate and Grantor shall hold all Rents paid to Grantor thereafter in trust for the use and benefit of Beneficiary and Beneficiary shall have the right, power and authority, whether or not it takes possession of the Property, to seek enforcement of any such lease, contract or bond and to demand, collect, receive, sue for and recover in its own name any and all of the above described amounts assigned hereby and to apply the sum(s) collected, first to the payment of expenses incident to the collection of the same, and the balance to the payment of the Note; provided further, however, that Beneficiary shall not be deemed to have taken possession of the Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. It shall not be necessary for Beneficiary to institute

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any type of legal proceedings or take any other action whatsoever to enforce the assignment provisions in this Section 13.

14. Possible Extensions. It is agreed that an extension or extensions may be made of the time of payment of all, or any part, of the indebtedness secured hereby, and that any part of the Property may he released from this lien without altering or affecting the priority of the lien created by this Deed of Trust in favor of any junior encumbrancer, mortgagee or purchaser, or any person acquiring an interest in the Property, or any part thereof; it being the intention of the parties hereto to preserve this lien on the Property, and all improvements thereon and that may be hereafter constructed thereon, as first and superior to any liens that may be placed thereon, or that may be fixed, given or imposed by law thereon, after the execution of this instrument, notwithstanding any such extension of the time of payment or the release of a portion of the Property from this lien.

15. Application of Payments. In the event any portion of the indebtedness hereinabove described cannot be lawfully secured by this Deed of Trust lien on the Property, it is agreed that the first payments made on said indebtedness shall be applied to the discharge of that portion of said indebtedness.

16. Condemnation. (a) If the Property is taken by any authorized entity by imminent domain or by private sale to a governmental authority under the threat thereof or if part of the Property is taken so as to substantially interfere with the use thereof so as to amount to a total taking, then the Beneficiary shall have the right to the proceeds to the extent of any unpaid balance under the Note.

(b) Apportionment of Partial Award. If there occurs a Partial Taking and the Grantor elects to restore the Property, the Property shall be restored and Grantor shall be entitled to recover the costs and expenses incurred in such restoration out of any such award. Thereafter, any excess over the restoration costs shall be paid to the Beneficiary and applied against the Note. The funds shall be paid into an account controlled by the Trustee who shall pay out said funds as set forth in this Section 16.

17. Controlling Agreement. Nothing herein, or in the Note, contained shall ever entitle Beneficiary, upon the arising of any contingency whatsoever, to receive or collect interest in excess of the highest rate allowed by the laws of the State of Texas and/or the United States on the principal indebtedness hereby secured or on any money obligation hereunder, and in no event shall Grantor be obligated to pay interest thereon in excess of such rate.

18. Fixtures and Security Agreement. It is understood and agreed that by this instrument Grantor, in addition to fixing and creating a Deed of Trust lien upon and against the Property, inclusive of all goods which are or are to become fixtures thereon, have also created and granted to the Beneficiary pursuant to the Uniform Commercial Code of Texas a security interest in said goods. It is understood and agreed that by this instrument Grantors, in addition to fixing and creating a Deed of Trust lien upon and against the real property herein described, inclusive of all goods which are or are to become fixtures thereon, have also created and granted to Beneficiary, pursuant to the Uniform Commercial Code of Texas, a security interest in all property described

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under Part II and in the event of foreclosure sale, whether made by the Trustee or Substitute Trustee, under the terms of this Deed of Trust, or under judgment of a court. all property herein described under Part l as well as all property described under Part II hereof may, at the option of the Beneficiary, be sold as a whole and that it shall not be necessary to have present at the place of sale the property or any part thereof.

19. Other Indebtedness. It is agreed that this Deed of Trust also secures Beneficiary in the payment of (a) all indebtedness, obligations and liabilities arising pursuant to the provisions of this Deed of Trust, any other security agreement, mortgage, deed of trust, collateral assignment, pledge agreement, loan agreement, contract or assignment of any kind, now or hereafter existing, as security for or in connection with payment of the Note or any part thereof and of any other document evidencing, securing or executed in connection with the Note; provided, however, that this Deed of Trust shall not secure any indebtedness of Grantor to Beneficiary which under any circumstances is prohibited by the Texas Finance Code or any other law, and the parties hereby agree that Chapter 346 of the Texas Finance Code shall not apply to this transaction. If default is made in the payment of any other indebtedness secured hereby, or if Grantor breaches any of the covenants contained in any lien securing such indebtedness, the indebtedness evidenced by the Note, at the option of the holder thereof shall at once become due and payable.

20. Sale or Transfer. Upon sale or transfer of all or any part of the Property, Beneficiary may, at its option, declare all of the sums secured by this instrument to be immediately due and payable, and Beneficiary may invoke any remedies provided in this instrument. Notwithstanding the foregoing, said option shall not apply in case of: (a) sales or transfers when the transferee’s creditworthiness and management ability are satisfactory to Beneficiary, and the transferee has executed, prior to the sale or transfer, a written assumption agreement containing the same terms as contained in the Loan Documents; (b) sales or transfers of items of Grantor’s personal property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new.

21. Limitation on Interest. The parties hereto intend to conform strictly to the applicable usury laws. All agreements between Grantor (and any other party liable for any part of the Note) and Beneficiary, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged or received by Beneficiary hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced automatically to the maximum amount permitted under applicable law. If Beneficiary shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the Note in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of the Note, such excess shall be refunded to Grantor, or to the maker of the Note or other evidence of indebtedness if other than Grantor. All interest paid or agreed to be

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paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term, including any renewal or extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The terms and provisions of this section shall control and supersede every other provision of all existing and future agreements between Grantor, the maker of the Note or other evidence of indebtedness if other than Grantor, and Beneficiary

22. Binding Effect. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto and shall be covenants running with the Property. The term “Grantor” shall include in their individual capacities and jointly all parties hereinabove named a Grantor. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and, if more than one, of each party named a Grantor hereinabove, and each such party’s heirs, personal representatives, successors and assigns. Each party who executes this Deed of Trust and each subsequent owner of the Property or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term, provision, covenant and condition of this Deed of Trust. Words of any gender used in this Deed of Trust shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Environmental Matters, Compliance with Laws. Grantor warrants and represents to Beneficiary that (a) the occupancy, operation, and use of the Property shall not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (of record or otherwise) affecting the Property, including, without limitation, applicable zoning ordinances and building codes, the Americans with Disabilities Act of 1990, flood disaster laws and health and environmental laws and regulations (hereinafter sometimes collectively called the “Applicable Regulations”) (b) neither Grantor nor any lessee of space from Grantor in the Property shall obtain or be required to obtain any permits, licenses, or similar authorizations to occupy, operate, or use any buildings, improvements, fixtures, and equipment forming a part of the Property as intended by Grantor to be used and operated by reason of any Applicable Regulations pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) and the Resource Conservation and Recovery Act of 1976 (“RCRA”), as each is amended from time to time; and (c) the use that Grantor intends to make, or intends to allow, of the Property will not result in the disposal of or release of any hazardous substance or solid waste onto or into the Property, or any part thereof. The terms (as used in this Deed of Trust) “hazardous substance” and “release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA. If either CERCLA or RCRA is amended to broaden the meaning of any term defined thereby, the broader meaning shall apply to this provision after the effective date of the amendment. Moreover, to the extent that Texas law establishes a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” that is broader than that specified in either CERCLA or RCRA, the broader meaning shall apply.

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Beneficiary (through its officers, employees and agents) at any reasonable time and from time to time, either prior to or after default in this Deed of Trust or under the Note, may employ persons (the ‘Site Reviewers”) to conduct environmental site assessments (“Site Assessments”) on the Property to determine whether or not there exists on the Property any environmental condition which might result in any liability, cost or expense to the owner, occupier or operator of the Property arising under the Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Beneficiary (so as not to unreasonably interfere with the operation of the Property). The Site Reviewers are authorized at their own risk to enter upon the Property and to perform above and below-the-ground testing (including, without limitation, taking of core samples) to determine environmental damage or presence of any hazardous substance or solid waste in, on or under the Property and such other tests as may be necessary or desirable, in the opinion of the Site Reviewers, to conduct Site Assessments. Grantor will supply to the Site Reviewers such historical and operational information available to Grantor regarding the Property as may be requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.

Grantor shall indemnify, defend (with counsel selected by Beneficiary) and hold Beneficiary harmless from and against, and reimburse Beneficiary with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs, and expenses (including attorney’s fees and court costs) of every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Beneficiary at any time and firm time to time by reason of or arising out of any violation of an Applicable Environmental Law and all matters arising out of acts, omissions, events, or circumstances relating to the Property (including, without limitation, the presence on the Property or release from or to the Property of hazardous substances or solid wastes disposed of or otherwise released and Grantor’s breach of any of its covenants, representations or indemnities under this provision), regardless of whether the act, omission, event, or circumstance constituted a violation of any Applicable Environmental Law at the time of the existence or occurrence.

24. Waiver of Deficiency Statute. (a) In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows. Notwithstanding the provisions of Section 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or noniudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale

/s/ MO

price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought.

(b) Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market a1ue of the Property must be given by persons having at lease five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

25. Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas, joins herein to evidence its agreement to guarantee the payment and performance of all of the obligations secured hereby.

EXECUTED as of the date first above written.

GRANTOR:

VCG HOLDNG CORP.

By:	/s/ Micheal L. Ocello
Printed Name: Micheal L. Ocello
Title:	President

MANANA ENTERTAINMENT, INC.

By:	/s/ Micheal L. Ocello
Printed Name: Micheal L. Ocello
Title:	Vice President

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 11th day of April, 2008, by Micheal Ocello, President of VCG Holding Corp., a Colorado corporation, on behalf of said corporation.

/s/ Jedonna Adams
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
	§	(NOTARY STAMP: JEDONNA ADAMS, NOTARY PUBLIC, STATE OF TEXAS, MY COMMISSION EXPIRES JULY 12, 2008)
COUNTY OF DALLAS	§

This instruments was acknowledged before me on the 11th day of April 2008, by Micheal L. Ocello, Vice President of Manana Entertainment, Inc., a Texas Corporation, on behalf of said corporation.

/s/ Jedonna Adams
Notary Public in and for the State of Texas

(NOTARY STAMP: JEDONNA ADAMS, NOTARY PUBLIC, STATE OF TEXAS, MY COMMISSION EXPIRES JULY 12, 2008)

PREPARED IN THE LAW OFFICE OF:

Charles F. Baum

Quillirig, Selander, Cummiskey & Lownds, P.C.

2001 Bryan Street, Suite 1800

Dallas, TX 75201

When Recorded, R

When Recorded, Return To:

Charles F. Baum

Quihing, Selander,Cummiskey& Lownds,P.C.

2001 Bryan Street, Suite 1800

Dallas, TX 75201

EXHIBIT A — Part I

TRACT I

Being Lot 5, Block D/6508, of C.W.F. ADDITION, an addition to the City of Dallas, Dallas County, Texas according to the Amended Plat thereof recorded in County Clerk File No. 200600205073, of the Map Records of Dallas County, Texas.

TRACT II:

BEING a tract of land situated, in the J.L. Hunt Survey. Abstract No. 588, and being a portion of a tract of land described in a deed to Second Century Investments, as recorded in Volume 2000245, Page 2769, of the Deed Records of Dallas County, Texas (DRDCT) and being more particularly described as follows:

COMMENCING from a point in the north right-of-way line of Manana Drive, (60 feet right-of-way), said point being in the southwest corner of said Second Century Investments tract, and being in the southeast corner of a tract of land conveyed to Miriam L. Barnett, by deed, as recorded in Volume 84243, Page 1759, of the Deed Records of Dallas County, Texas;

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way) North 89 deg. 22’51” East, a distance of 199.81 feet, to a 1/2 inch iron rod set for corner and POINT OF BEGINNING;

THENCE, departing said north right of way of Manana Drive, (60 feet right-of-way), North 00 deg. 16’28” West, a distance of 498.72 feet to a 1/2 inch iron rod set for corner in the north line of said Second Century Investments tract;

THENCE, along said north line of Second Century Investments tract, North 89 deg. 43’32” East, a distance of 165.00 feet to a 1/2 inch iron rod set for corner;

THENCE, South 00 deg. 16’28” East, a distance of 497.73 feet to a 1/2 inch rod set for corner in said north right-of-way line of Manana Drive, (60 feet right-of-way);

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way), South 89 deg. 22’51” West, distance of 165.00 feet to the POINT OF BEGINNING; containing within these metes and bounds 1.887 Acres or 82,206 Square Feet of land more or less.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the legal description contained in Schedule “A” as to area or quantity of land is not a representation that such area or quantity is correct, but is made only for informal identification purposes and does not override Item 2 of Schedule “B” hereof.

/s/ MO

SAVE AND EXCEPT

Being a 1.34 acre tract of land situated in the J.L. Hunt SURVEY, ABSTRACT NO. 588, being a portion of that certain tract of land conveyed to Curtis Wise Finance, L.P. by deed as recorded in Volume 2003051, Page 9284, Deed Records, Dallas County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at an “X” cut in concrete set for corner, said point being in the southeast corner of Lot 5, Block D/6508, C.W.F. Addition, and addition to the City of Dallas, according to the plat thereof recorded in Instrument No 200600205073, Official Public, Records, Dallas County, Texas, same point being the southwest corner of said Curtis Wise Finance, L.P. tract, said point also being in the northerly right-of-way line of Manana Drive (a 60.0’ Right-of-Way);

THENCE North 00 degrees 16 minutes 28 seconds West, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 5, Block D/6508, a distance of 145.00 feet to a  1/2 inch iron rod set for the POINT OF BEGINNING;

THENCE North 00 degrees 16 minutes 28 seconds West, continuing along the common line of said Curtis Wise Finance, LP. tract, and said Lot 5, Block D/6508, a distance of 353.72 feet to a 3” aluminum disk stamped “R.P.L.S No 3047” set for corner, said point being the northwest corner of said Curtis Wise Finance, L.P. tract, same being the northeast corner of said Lot 5, Block D/6508, same point being in the southerly line of a tract of land conveyed to the City of Dallas by deed as recorded in Volume 2004224, Page 12443, Deed Records, Dallas County, Texas;

THENCE North 89 degrees 43 minutes 32 seconds East, along the common line of said Curtis Wise Finance, L.P. tract and said City of Dallas tract, a distance of 165.00 feet to a Rail Road Spike found for corner, said point being the northeast corner of said Curtis Wise Finance, L.P. tract, same point being the northwest corner of Lot 4, Block D/6508, C.MG. Addition, an addition to the City of Dallas, according to the plat thereof recorded in Volume 2004028, Page 00141, Map Records, Dallas County, Texas;

THENCE South 00 degrees 16 minutes 28 seconds East, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 4, Block D/6508, a distance of 352.73 feet to a  1/2 inch iron rod set for corner;

THENCE South 89 degrees 22 minutes 51 seconds West, through the interior of said Curtis Wise Finance, L.P. tract, a distance of 165.00 feet to the POINT of BEGINNING and containing 58,28l square feet or 1.34 acres of computed land.

/s/ MO

EXHIBIT A — Part II

a	One hundred (100%) percent of the common stock of Manana Entertainment, Inc.

b.	All asset of Manana Entertainment, Inc., including but not limited to, the following:

(i)	inventory;

(ii)	all machinery, equipment, furniture, fixtures and furnishings;

(ii)	all operating agreements, licenses and permits, including but not limited to the License issued by the City of Dallas pursuant to Dallas City Code, Section 4lA-4, and including sewer and utility permits in connection therewith;

c.	an assignment of Debtor’s and the Business’ interest in and to that certain Ground Lease Agreement between VCG Holding Company (sic) Corp. and Bryan S. Foster dated October 26, 2007, for the premises commonly known as 2151 Manana Drive, Dallas, Texas;

d.	All of Debtors’ interest in the Building and improvements on the premises which is the subject of the Ground Lease Agreement in (c) above.

/s/ MO